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                            SECOND AMENDMENT TO LEASE


      THIS SECOND AMENDMENT made this 29th day of August, 1995, is by and between DOUGLAS J. DETWEILER of Holden, Massachusetts ("Landlord") and BSCC, CORP., a Massachusetts corporation with a place of business at 233 Florence Street, Leominster, Massachusetts 01453 ("Tenant").

                                    RECITALS

      Landlord and Tenant entered into a Net Lease dated June 5, 1995 (the "Lease") for a portion of the building located at 214 Nashua Street, Leominster, Massachusetts shown as Units 2, 4 and 8 on the plan attached to the Net Lease as Exhibit B (the "Plan") for Year 1 of the Lease and Units 2, 3, 4, 5 and 8, as shown on the Plan for Years 2, 3, 4 and 5 of the Lease; and

      Tenant desires to also lease from Landlord Units 3 and 5 for Year 1 of the Lease; and

      Tenant desires to also lease from Landlord Units 1, 6 and 7 for the term of the Lease; and

      Landlord and Tenant previously entered into a First Amendment to Lease;
and

      Landlord and Tenant desire to delete the First Amendment to Lease in its entirety; and

      Landlord and Tenant desire to amend the Lease.

                               TERMS OF AGREEMENT

      THEREFORE, in consideration of One Dollar and other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.    Section 1.2 of the Lease is amended as follows:

      a.    By deleting the definition of Premises and inserting the following:

            A portion of the building comprising of Units 1, 2, 4, and 8 as shown on the plan attached hereto beginning July 1, 1995 of Year 1 of the Lease and Units 1, 2, 3, 4, 5, 6, 7 and 8 as shown on the plan attached hereto beginning August 1, 1995 of Year 1 and for Years 2, 3, 4 and 5 Lease.

      b. By deleting the definition of Fixed Rent and inserting the following:



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      The Fixed Rent is as follows:

                                       Monthly              Annual
                                       -------              ------
      Year 1                                                $216,725.00

      June, 1995                       $ 5,309.79

      July, 1995                       $ 7,309.79

      August, 1995 - May, 1996         $20,410.54

      Year 2                           $20,771.60           $249,259.20

      Year 3                           $22,152.64           $265,831.66

      Year 4                           $23,539.58           $282,475.01

      Year 5                           $24,458.93           $293,507.16


      c. By deleting the definition of Tenant's Proportionate Share and inserting the following:

            Tenant's Proportionate Share: 100% for Years 1 through 5

      2. Section 4.1.2 of the Lease is amended by deleting it in its entirety and inserting the following:

      4.1.2 Additional Rent. Tenant shall pay to Landlord, as Additional Rent, the following (collectively, "Operating Expenses"):

      (a) Tenant's Proportionate Share of all real estate taxes and assessments payable with respect to the Land and Building (estimated at $0.29 per square foot annually);

      (b) Tenant's Proportionate Share of all insurance carried by Landlord on the Building (estimated at $0.10 per square foot annually); and

      (c) Tenant's Proportionate Share of common area maintenance charges (estimated to be $0.00 per square foot annually).

            Tenant shall pay the aforesaid Additional Rent in monthly installments, based on Landlord's reasonable estimate of such amounts for the current calendar year. Not later than 30 days after the end of the calendar year. Landlord shall deliver to Tenant a statement detailing the actual Operating Expenses for the preceding calendar year together with copies of actual


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            invoices and bills respecting said Operating Expenses exceeds the actual Operating Expenses for the preceding year, Tenant shall receive a credit against Additional Rent next due; in the event the actual Operating Expenses exceed Landlord estimate, Tenant shall pay the difference to Landlord together with the next monthly installment of Annual Fixed Rent.

      3. Capitalized terms not defined herein shall have the meaning set forth in the Lease.

      4. This Second Amendment supercedes and replaces the First Amendment to Lease.

      5. Except as amended by this Second Amendment, the Lease remains in effect.

      EXECUTED as a sealed instrument as of the date first written above.

                                          LANDLORD:


                                           /s/ Douglas J. Detweiler
                                          --------------------------------
                                          Douglas J. Detweiler


                                          TENANT:

                                          BSCC, Corp.

                                          By: /s/ James Harrington
                                          --------------------------------
                                             James Harrington, President





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                                    Exhibit A


      Diagram of Lockwood Building on Nashua Street